PERICOM SEMICONDUCTOR REPORTS

FISCAL FIRST QUARTER 2013 FINANCIAL RESULTS

▪	Q1 revenues decreased 3% sequentially and increased 4% year-over-year.
▪	Q1 non-GAAP gross margin increased by 220 bps sequentially and 240 bps year-over-year.
▪	Q1 non-GAAP net income decreased 2% sequentially and increased 33% year-over-year.

San Jose, Calif. – October 30, 2012 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high performance connectivity and timing solutions, today announced results for its fiscal 2013 first quarter ended September 29, 2012.

Net revenues for the first quarter were $36.7 million, a decrease of 3% from the $37.9 million reported in the fourth quarter of fiscal 2012, and an increase of 4% from the $35.3 million reported in the comparable period last year.

GAAP gross margin was 37.9% in the first quarter, an increase from 35.7% last quarter and an increase from 35.5% in the comparable period last year. On a non-GAAP basis, gross margin was 39.3% in the first quarter, which reflects exclusion of share-based compensation, amortization of intangible assets and amortization of fair value adjustments from the PTI acquisition. The comparable non-GAAP gross margins were 37.1% last quarter and 36.9% in the comparable period last year. The improvement in gross margin primarily reflects favorable product mix from our focus on higher margin opportunities in networking and telecom, server, storage, and embedded end-market segments.

GAAP net income for the first quarter was $1.2 million, or $0.05 per diluted share, compared with net loss of $1.9 million, or $0.08 per diluted share in the fourth quarter, and net income of $0.4 million, or $0.02 per diluted share in the comparable period last year. GAAP net income for all periods included share-based compensation, amortization of intangible assets, and amortization of fair value adjustments, and the fiscal 2012 fourth quarter also included establishment of a $2.8 million deferred tax asset valuation allowance relating to California tax credits that may not be utilized in the future and a $0.6 million note receivable write off. Excluding these items, non-GAAP net income for the first quarter was $2.5 million, or $0.10 per diluted share, compared with non-GAAP net income of $2.5 million or $0.10 per diluted share in the fourth quarter, and non-GAAP net income of $1.8 million, or $0.07 per diluted share in the comparable period last year.

The balance sheet remained very strong with cash and investments in marketable securities of $123 million or $5.20 per diluted share at the end of the first quarter. Inventory increased $0.9 million on a sequential basis to $17.5 million, which represents 72 days of supply based on non-GAAP cost of goods sold. Trade accounts receivable increased by $0.5 million sequentially, which represents DSO of 61 days. At quarter-end, working capital was $135 million and the current ratio was 6.2.

“We were pleased with our first quarter results, especially the significantly higher gross margin driven by market segment and product mix that aligned with our strategic focus,” said Alex Hui, President and CEO of Pericom. “The industry continues to face challenging times as the macro situation has not improved. We will continue to tightly manage our discretionary spending and working capital near term, to help ensure we maximize profitability and cash flow.”

New Products

In the first quarter of fiscal 2013, Pericom introduced a total of 25 new products in our Connectivity, Timing and Signal Integrity product areas.

We introduced 13 new products across our Connectivity product families targeting networking, server, storage, embedded, notebook/tablet and consumer market segments.

NEWS RELEASE October 30, 2012

We expanded our Timing solutions for next generation platforms with 9 new products, including embedded clocks, clock buffers, real time clocks (“RTC”), and Hi-Flex clocks. These products target mainly networking and embedded segments.

For Signal Integrity, we introduced 3 new ReDriver products targeting PCIe GEN3 and USB3 applications in notebook, server, storage, and networking segments.

Share Repurchase Update

On April 29, 2008, our Board of Directors authorized the repurchase of $30 million of our common stock, and on April 26, 2012 the Board authorized another repurchase program for up to an additional $25 million of shares. Pursuant to these authorizations, the Company repurchased 87,630 shares in the three months ended September 29, 2012 for an aggregate cost of $708,000 and an average per share purchase price of $8.08. The remaining balance of potential share repurchases under the authorizations is approximately $25 million. Shares may be repurchased from time to time in the open market or through private transactions, at the discretion of Pericom management. As of October 26, 2012, Pericom had approximately 23.5 million shares of common stock outstanding.

Fiscal Q2 2013 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

Below are the estimates for fiscal Q2 2013.

•	Revenues in the second fiscal quarter are expected to be in the range of $30.5 million to $34.5 million.

•	GAAP gross margins are expected to be between 34.8% and 36.8%, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately 1.7%, non-GAAP gross margins are expected to be in the 36.5% to 38.5% range.

•	GAAP operating expenses are expected to be between $12.7 million and $13.1 million, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately $1.2 million, non-GAAP operating expenses are expected to be in the range of $11.5 million to $11.9 million.

•	Other income is expected to be between $0.5 million and $0.7 million on a GAAP basis and on a non-GAAP basis.

•	GAAP tax expense will include a one-time, non-recurring amount between $4.5 and $5.0 million primarily associated with the implementation of the Company’s new entity structure. The effective tax rate is expected to be approximately 26 to 30% on a non-GAAP basis.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on October 30, 2012. To listen to the call, dial (877) 377-7103 and reference “Pericom”. A slide presentation will accompany the conference call. To view the slides, please visit the investor relations section of www.pericom.com.

The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for approximately 90 days.

A taped replay of the conference call will be made available for the period from this evening through midnight on Tuesday, November 6th. To listen to the replay, dial toll-free (855) 859-2056 and reference conference ID 52023573.

3545 North First Street San Jose, CA 95134 (408) 435-0800

NEWS RELEASE October 30, 2012

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications, consumer and embedded market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in San Jose, California, with design centers and technical sales and support offices globally. Pericom and the Pericom logo are trademarks or registered trademarks of Pericom Semiconductor Corp in the U.S. and/or other countries. http://www.pericom.com.

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, establishment of a deferred tax asset valuation allowance, note receivable write off, fair value adjustments of acquired inventory, and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, establishment of a deferred tax valuation allowance, note receivable write off, amortization of the fair value adjustments related to acquired inventory, and the corresponding tax effect because we do not consider them to be related to our core operating performance. We also use non-GAAP data in calculating certain metrics such as non-GAAP cost of goods sold in computing inventory days of supply.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current operating performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions “Fiscal Q2 2013 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, and effective tax rate in the second fiscal quarter of 2013, and statements from our CEO regarding challenging times, lack of improvement in the macro situation, and other future expectations. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended June 30, 2012, and in particular, the risk factors section contained in that report.

Contact: Aaron Tachibana

Pericom Semiconductor

Tel: 408 435-0800

atachibana@pericom.com

3545 North First Street San Jose, CA 95134 (408) 435-0800

NEWS RELEASE October 30, 2012

Pericom Semiconductor Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	September 29,	June 30,	October 1,
	2012	2012	2011

Net revenues	$36,749	$37,944	$35,332

Cost of revenues	22,838	24,396	22,795

Gross profit	13,911	13,548	12,537

Operating expenses:

Research and development	5,323	5,460	5,316

Selling, general and administrative	7,639	8,135	7,339

Total operating expenses	12,962	13,595	12,655

Income (loss) from operations	949	(47)	(118)

Interest and other income, net	635	1,059	1,070

Income before income taxes	1,584	1,012	952

Income tax expense	500	2,974	534

Net income (loss) from consolidated companies	1,084	(1,962)	418

Equity in net income of unconsolidated affiliates	108	51	27

Net income (loss)	$1,192	$(1,911)	$445

Basic income (loss) per share	$0.05	$(0.08)	$0.02

Diluted income (loss) per share	$0.05	$(0.08)	$0.02

Shares used in computing basic income (loss) per share	23,543	23,611	24,491

Shares used in computing diluted income (loss) per share	23,740	23,611	24,583

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3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE October 30, 2012

Pericom Semiconductor Corporation

Condensed Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended
	September 29,	June 30,	October 1
	2012	2012	2011

Share-based compensation
Cost of revenues	$52	$50	$54
Research and development	322	335	371
Selling, general and administrative	467	518	549
Share-based compensation expense	$841	$903	$974

Amortization of intangible assets
Cost of revenues	$477	$477	$454
Research and development	56	57	160
Selling, general and administrative	243	243	239
Amortization of intangible assets	$776	$777	$853

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3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE October 30, 2012

Pericom Semiconductor Corporation

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(In thousands)

(unaudited)

	Three Months Ended
	September 29,	June 30,	October 1
	2012	2012	2011
GAAP net income (loss)	$1,192	$(1,911)	$445
Reconciling items:
Share-based compensation expense	841	903	974
Amortization of intangible assets	776	777	853
Fair value adjustment to depreciation expense on acquired fixed assets	50	50	50
Establishment of deferred tax asset valuation allowance	-	2,751	-
Write off of note receivable	-	556	-
Tax effect of adjustments	(402)	(625)	(478)
Total reconciling items	1,265	4,412	1,399
Non-GAAP net income	$2,457	$2,501	$1,844

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS
(unaudited)

Diluted net income (loss) per share:
GAAP diluted income per share	$0.05	$(0.08)	$0.02
Adjustments:
Share-based compensation expense	0.04	0.04	0.04
Amortization of intangible assets	0.03	0.04	0.03
Establishment of deferred tax asset valuation allowance	-	0.11	-
Write off of note receivable	-	0.02	-
Tax effect of adjustments	(0.02)	(0.03)	(0.02)
Total adjustments	0.05	0.18	0.05
Non-GAAP diluted income per share	$0.10	$0.10	$0.07

Shares used in diluted net income per share calculation:
GAAP	23,740	23,611	24,583
Change in diluted shares from GAAP net loss to non-GAAP net income	-	182	-
Exclude the benefit of share-based compensation expense (1)	308	379	423

Non-GAAP	24,048	24,172	25,006

(1) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE October 30, 2012

Pericom Semiconductor Corporation

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

(In thousands)

(unaudited)

	Three Months Ended
	September 29,	June 30,	October 1,
	2012	2012	2011
GAAP gross margin	$13,911	$13,548	$12,537
- % of revenues	37.9%	35.7%	35.5%
Reconciling items:
Share-based compensation	52	50	54
Amortization of intangible assets	477	477	454
Fair value adjustment to depreciation expense on acquired fixed assets	10	10	10
Total reconciling items	539	537	518
Non-GAAP gross margin	$14,450	$14,085	$13,055
- % of revenues	39.3%	37.1%	36.9%

Reconciliation of GAAP R&D Expenses to Non-GAAP R&D Expenses
(unaudited)

GAAP research and development expenses	$5,323	$5,460	$5,316
- % of revenues	14.5%	14.4%	15.0%
Reconciling items:
Share-based compensation	(322)	(335)	(371)
Amortization of intangible assets	(56)	(57)	(160)
Fair value adjustment to depreciation expense on acquired fixed assets	(10)	(10)	(10)
Total reconciling items	(388)	(402)	(541)
Non-GAAP research and development expenses	$4,935	$5,058	$4,775
- % of revenues	13.4%	13.3%	13.5%

Reconciliation of GAAP SG&A Expenses to Non-GAAP SG&A Expenses
(unaudited)

GAAP selling, general and administrative expenses	$7,639	$8,135	$7,339
- % of revenues	20.8%	21.4%	20.8%
Reconciling items:
Share-based compensation	(467)	(518)	(549)
Amortization of intangible assets	(243)	(243)	(239)
Fair value adjustment to depreciation expense on acquired fixed assets	(30)	(30)	(30)
Write off of note receivable	-	(556)	-
Total reconciling items	(740)	(1,347)	(818)
Non-GAAP selling, general and administrative expenses	$6,899	$6,788	$6,521
- % of revenues	18.8%	17.9%	18.5%

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3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE October 30, 2012

Pericom Semiconductor Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	September 29, 2012	June 30, 2012
Assets

Current assets:

Cash and cash equivalents	$31,564	$24,283
Short-term investments	79,152	79,924
Accounts receivable - trade	24,528	24,010
Inventories	17,528	16,604
Prepaid expenses and other current assets	6,666	6,099
Deferred income taxes	1,566	1,549
Total current assets	161,004	152,469

Property, plant and equipment-net	62,525	56,102
Investments in unconsolidated affiliates	2,548	2,474
Deferred income taxes non-current	2,261	2,447
Long-term investments in marketable securities	12,619	23,628
Goodwill	16,772	16,797
Intangible assets	12,044	12,831
Other assets	8,942	9,058
Total assets	$278,715	$275,806

Liabilities and Shareholders' Equity

Current liabilities:

Short-term debt	$2,886	$1,364
Accounts payable	12,772	14,860
Accrued liabilities	10,472	8,608
Total current liabilities	26,130	24,832

Industrial development subsidy	8,057	8,577
Deferred tax liabilities	6,120	6,191
Other long-term liabilities	2,500	2,571
Total liabilities	42,807	42,171

Shareholders' equity:
Common stock and paid in capital	123,499	123,362
Retained earnings and other comprehensive income	112,409	110,273
Total shareholders' equity	235,908	233,635

Total liabilities and shareholders' equity	$278,715	$275,806

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3545 North First Street	San Jose, CA 95134	(408) 435-0800